Exhibit 99.1

[ For Immediate Release ]

11 August 2023

AGBA Group Delivers Q2 Results, Driving Continued Robust Revenue Growth Against Slow Economic Recovery

●	Revenue for Q2 2023 of USD$17m, strong growth of 325% from last year

●	Expansion into new geographies and evolution of product offering

HONG KONG, Aug. 11, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA”, “The Group”), the leading one-stop financial supermarket in Hong Kong, today published its financial results for the second quarter of 2023.

Wing-Fai Ng, Group President, AGBA Group Holding Limited said, “AGBA is squarely on a strong growth path. Our robust revenue growth demonstrates the effectiveness of our strategic initiatives and the dedication of our team. We continue to capitalize on growth opportunities in our core Hong Kong market as we respond to the macro challenges in the first half by aggressively managing our cost base. We expect a economic recovery in Hong Kong and Mainland China to continue. New strategic partnerships and expansion into new markets will further help us accelerate our growth trajectory.”

He added, “We understand there is a lot of noise in relations to the economic recovery and geopolitical sensitivity of China, all of us at AGBA continue to work hard to execute and deliver for our shareholders and our customers. We remain very optimistic for the outlook of the second half of the year.”

Financial Highlights

Revenue for the second quarter reached US$17 million, marking a significant increase of 57% growth compared to the first quarter of the year and 325% compared to Q2-to-Q2. This increase in revenue demonstrates AGBA’s strong position in the Greater Bay Area market in Southern China and the execution of its ongoing business strategies.

Outlook

AGBA Group remains focused on its long-term growth strategy and is confident in its ability to capitalize on market opportunities within the Greater Bay Area and in other target geographies. The Group’s focus is to continue making all its infrastructure and technology ‘universal’ and adaptable to different markets.

For a detailed analysis of our Q2 2023 financial results and future outlook, please refer to the accompanying investor presentation available on our website at www.agba.com/ir

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Media: Kate Siu media@agba.com +852 3601 3699	Investor Relations: Bethany Lai ir@agba.com +852 5529 4500
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